KONINKLIJKE AHOLD N.V.

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Depositary

AND

OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES

Second Amended and Restated Deposit Agreement

Dated as of __________, 2013

(continued)

(continued)

SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of ________________, 2013, among KONINKLIJKE AHOLD N.V., incorporated under the laws of the Netherlands as a public company with limited liability (herein called the Company), DEUTSCHE BANK TRUST COMPANY AMERICAS., an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary (herein called the Depositary), and all Owners (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of American Depositary Shares (as hereinafter defined) issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company and Citibank, N.A., as depositary (the “Prior Depositary”), previously entered into an amended and restated deposit agreement, dated as of_____, 2010 (the "Prior Deposit Agreement”), to which the Owners and Beneficial Owners of American Depositary Shares outstanding from time to time are party by virtue of holding or owning American Depositary Shares; and

WHEREAS, the Company desires to (i) amend and restate the Prior Deposit Agreement and to transfer to the Depositary the American Depositary Receipt (as hereinafter defined) facility currently existing under the Prior Deposit Agreement; and (ii) provide for the deposit of Shares (as hereinafter defined) from time to time with the Depositary or with the Custodian (as hereinafter defined) for the creation of American Depositary Shares representing the right to receive the Shares so deposited and, if applicable, the issuance of American Depositary Receipts to evidence the American Depositary Shares so created; and

WHEREAS, the Depositary is willing to act as the Depositary for such American Depositary Receipt facility upon the terms set forth in this Agreement (as hereinafter defined); and

WHEREAS, any American Depositary Receipts issued pursuant to the terms of this Agreement to evidence American Depositary Shares are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Agreement.

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Agreement:

Section 1.01.                      Affiliate

The term “Affiliate” shall have the meaning assigned to such term by the Commission under Regulation C promulgated under the Securities Act of 1933, or under any successor regulation thereto.

Section 1.02.                      Agreement.

The term “Agreement” shall mean the Second Amended and Restated Deposit Agreement (including the Exhibits hereto), as the same may be amended and supplemented from time to time in accordance with the provisions hereof.

Section 1.03.                      American Depositary Shares.

The term “American Depositary Shares” shall mean the securities issued hereunder and representing interests in the Deposited Securities.  Each American Depositary Share shall represent the right to receive the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional American Depositary Shares are not issued and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.  American depositary shares outstanding under the Prior Deposit Agreement as of the date hereof shall, from and after the date hereof, for all purposes be treated as American Depositary Shares issued and outstanding hereunder and shall, from and after the date hereof, be subject to the terms and conditions of this Agreement in all respects, except that any amendment of the Prior Deposit Agreement effected under the terms of this Agreement which prejudices any substantial existing right of “Owners” or “Beneficial Owners” (each as defined in the Prior Deposit Agreement) shall not become effective as to “Owners” and “Beneficial Owners” of American depositary shares until the expiration of thirty (30) days after notice of the amendments effected by this Agreement shall have been given to the “Owners” of American depositary shares outstanding under the Prior Deposit Agreement as of the date hereof.

Section 1.04.                      Beneficial Owner.

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares.  A Beneficial Owner shall be able to exercise any right or receive any benefit hereunder solely through the person who is the Owner of the American Depositary Shares owned by such Beneficial Owner.  Unless otherwise identified to the Depositary, an Owner shall be deemed to be the Beneficial Owner of all the American Depositary Shares registered in his/her/its name.  Persons who own beneficial interests in the American depositary shares issued under the terms of the Prior Deposit Agreement and outstanding as of the date hereof shall, from and after the date hereof, be treated as Beneficial Owners of American Depositary Share(s) under the terms hereof (subject to the terms of Sections 1.03 and 7.13).

Section 1.05.                      Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency thereof  in the United States.

Section 1.06.                      Company.

The term “Company” shall mean KONINKLIJKE AHOLD N.V., incorporated under the laws of the Netherlands as a public company with limited liability, and its successors.

Section 1.07.                      Custodian.

The term “Custodian” shall mean  Deutsche Bank AG, Amsterdam Branch, having its principal office at Herengracht 450-454, 1017 CA Amsterdam, the Netherlands, acting as custodian of Deposited Securities pursuant to this Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, and shall also mean all of them collectively, as the context requires.

Section 1.08.                      Deliver; Deposit; Surrender; Transfer; Withdraw.

The terms “deliver”, “deposit”, “surrender”, “transfer” or “withdraw”, or their respective noun form, (including to or by the Custodian) (x) when used with respect to Shares shall refer, where the context requires, to (i) an entry or entries or an electronic transfer or transfers on the books of the Foreign Registrar or in or to an account or accounts maintained by Euroclear Netherlands or any successor entity thereto, or (ii) the physical transfer of certificates representing Shares, and (y) when used with respect to American Depositary Shares, shall refer, where the context requires, to (i) an entry or entries or an electronic transfer or transfers on the books of the Depositary, including without limitation through DRS/Profile (as defined in Section 2.10(f) herein), or in or to an account or accounts maintained by any settlement system in which the American Depositary Shares are settlement-eligible, or (ii) the physical transfer of Receipts evidencing the American Depositary Shares.

Section 1.09.                      Depositary; Principal Office.

The term “Depositary” shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., in its capacity as depositary under the terms of the Agreement, and any successor as depositary hereunder.  The term “Principal Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 60 Wall Street, New York, New York  10005, United States of America.

Section 1.10.                      Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.  Notwithstanding anything else contained herein, the securities, property and cash delivered to the Custodian in respect of American depositary shares outstanding as of the date hereof under the Prior Deposit Agreement and defined as “Deposited Securities” thereunder shall, for all purposes from and after the date hereof, be considered to be, and treated as, Deposited Securities hereunder in all respects.

Section 1.11.                      Dollars; Euros.

The term “Dollars” shall mean United States dollars.  The terms “Euro” or “EUR” shall mean the single currency of the member states of the European Communities that have adopted the Euro as their  lawful currency under the legislation of the European Community for the Economic Monetary Union.

Section 1.12.                      DTC.

The term “DTC” shall mean The Depository Trust Company, a national clearinghouse and the central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC Participants maintained in DTC, and any successor thereto.

Section 1.13.                      DTC Participant.

The term “DTC Participant” shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with DTC for receiving, holding and delivering the securities and cash held in DTC.  A DTC Participant may or may not be a Beneficial Owner.  If a DTC Participant is not the Beneficial Owner of the American Depositary Shares credited to its account at DTC, or of the American Depositary Shares in respect of which the DTC Participant is otherwise acting, such DTC Participant shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owner(s) of the American Depositary Shares credited to its account at DTC or in respect of which the DTC Participant is so acting.

Section 1.14.                      Euroclear Netherlands.

The term “Euroclear Netherlands” shall mean Nederlands Centraal Instituut voor Giraal Effecten Verkeer B.V., which provides the settlement system for equity securities in the Netherlands, or any successor entity thereto.

Section 1.15.                      Exchange Act.

The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

Section 1.16.                      Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

Section 1.17.                      Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.  An Owner may or may not be a Beneficial Owner.  If an Owner is not the Beneficial Owner of the Receipt  registered in its name, such person shall be deemed, for all purposes hereunder, to have all requisite authority to act on behalf of the Beneficial Owners of the Receipts registered in its name.  The “Owners” (as defined in the Prior Deposit Agreement) of American depositary shares issued under the terms of the Prior Deposit Agreement and outstanding as of the date hereof shall from and after the date hereof, become Owners under the terms of this Agreement (subject to the terms of Sections 1.03 and 7.13).

Section 1.18.                      Receipts; American Depositary Receipts.

The term “Receipts” and “American Depositary Receipts” shall mean the certificates issued by the Depositary from time to time to evidence the American Depositary Shares issued as certificated American Depositary Shares, as such Receipts may be amended from time to time in accordance with the terms of the Agreement.  References to Receipts shall include physical certificated Receipts as well as American Depositary Shares issued through DRS/Profile, unless the context otherwise requires. Notwithstanding anything else contained herein or therein, the American depositary receipts issued and outstanding under the terms of the Prior Deposit Agreement shall, from and after the date hereof, be treated as Receipts issued hereunder and shall, from and after the date hereof, be subject to the terms hereof in all respects, subject to the terms of Sections 1.03 and 7.13.

Section 1.19.                      Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, United States of America, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided.  Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary upon prior notification to the Company.  Each Registrar (other than the Depositary) appointed pursuant to the Agreement shall be required to give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the  Agreement.

Section 1.20.                      Restricted Securities.

The term “Restricted Securities” shall mean Shares, Deposited Securities or American Depositary Shares which (i) have been acquired directly or indirectly from the Company or any of its Affiliates in a transaction or chain of transactions not involving any public offering and are subject to resale limitations under the Securities Act of 1933 or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other Affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, the Netherlands, or under a shareholder agreement or the Articles of Association and By-Laws of the Company or under the regulations of an applicable securities exchange unless, in each case, such Shares, Deposited Securities or American Depositary Shares are being transferred or sold to persons other than an Affiliate of the Company in a transaction (a) covered by an effective resale registration statement, or (b) exempt from the registration requirements of the Securities Act of 1933, and the Shares, Deposited Securities or American Depositary Shares are not, when held by such person(s), Restricted Securities.

Section 1.21.                      Section; Subsection; Exhibit.

In this Agreement, unless a contrary intention appears, a reference to a Section, a Subsection, or an Exhibit is a reference to a Section of, a Subsection of, or an Exhibit to, this Agreement.

Section 1.22.                      Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

Section 1.23.                      Shares.

The term “Shares” shall mean common shares in the capital of the Company, heretofore validly issued and outstanding and fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, non-assessable and free of any pre-emptive rights of the holders of outstanding Shares and shall include the right to receive such Shares.

Section 1.24.                      United States; United States of America; U.S.

The terms “United States,” “United States of America” and “U.S.” shall have the meaning assigned to it in Regulation S as promulgated by the Commission under the Securities Act of 1933.

ARTICLE 2

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
TRANSFER AND SURRENDER OF RECEIPTS

Section 2.01.                      Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose, unless such Receipt shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of American Depositary Shares (other than an American depositary receipt issued and outstanding as of the date hereof under the terms of the Prior Deposit Agreement which from and after the date hereof becomes subject to the terms of the Agreement in all respects, subject to the terms of Sections 1.03 and 7.13).  The Depositary shall maintain books on which each Receipt so executed and delivered in the case of definitive Receipts, and each Receipt issued through any book-entry system including without limitation DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts in certificated form bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be reasonably required by the Depositary in order to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be listed, traded or quoted or conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Owner.  Owners and Beneficial Owners shall be bound by the terms and conditions of this Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York, United States of America; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Agreement to any holder of a Receipt, unless such holder is the Owner thereof.

Section 2.02.                      Deposit of Shares.

Subject to the terms and conditions of this Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form reasonably satisfactory to the Custodian, together with (A) all such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Agreement, (B) if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit, (C) evidence satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency, and (D) if required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument reasonably satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be reasonably satisfactory to the Depositary or the Custodian.  No Share shall be accepted for deposit unless accompanied by confirmation or such additional evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the Netherlands and any necessary approval has been granted by any governmental body in the Netherlands, if any, which is then performing the function of the regulator of currency exchange.

Upon each delivery to a Custodian of Shares, or evidence of title therefor, to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such Shares or evidence of title to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

Without limiting any other provision of this Agreement, the Depositary shall not knowingly accept for deposit (a) any Restricted Securities except as contemplated by Section 2.15 nor (b) any fractional Shares or fractional Deposited Securities nor (c) a number of Shares or Deposited Securities which upon application of the American Depositary Shares to Shares ratio would give rise to fractional American Depositary Shares.  The Depositary may issue American Depositary Shares against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Agreement any Shares or other securities required to be registered under the provisions of the Securities Act of 1933, unless (i) a registration statement is in effect as to such Shares or other securities or (ii) the deposit is made upon terms contemplated in Section 2.15.  For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to the Agreement and shall not be required to make any further investigation.  The Depositary will use commercially reasonable efforts to comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the Articles of Association and By-laws of the Company or any applicable laws.

From time to time during the 40 day period after the Company has engaged in an offering of Shares in the Netherlands, the Company may request in writing that the Depositary prior to and as a condition to the acceptance of Shares, require the delivery to it of a signed certificate in a form reasonably acceptable to the Company on behalf of any holder of Shares that wishes to deposit such Shares in exchange for the issuance of new American Depositary Shares, and the Depositary agrees to make reasonable efforts to comply with any such written request.

Section 2.03.                      Issuance of American Depositary Shares.

Upon receipt by any Custodian of any deposit of Shares pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as specified in Section 2.02 above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order the American Depositary Shares are to be issued and deliverable in respect thereof.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex, SWIFT, facsimile or electronic transmission.  Upon receiving such notice from such Custodian the Depositary, subject to the terms and conditions of this Agreement, shall issue and deliver at its Principal Office, to or upon the order of the person or persons entitled thereto, the American Depositary Share(s), registered in the name or names requested by such person or persons (and, if applicable, issue and deliver the Receipts evidencing same), but only upon payment to the Depositary of the fees and expenses of the Depositary for the issuance and delivery of such American Depositary Shares as provided in Section 5.09, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

Section 2.04.                      Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Agreement, shall, as promptly as practicable, register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed in the case of a certificated Receipt or accompanied by, or in the case of DRS/Profile Receipts, receipt by the Depositary of,  proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of any other applicable jurisdiction.  Thereupon the Depositary shall, as promptly as practicable,  execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to the terms and conditions of this Agreement, including payment of the applicable fees and charges of the Depositary set forth in Section 5.09 hereof.

The Depositary, subject to the terms and conditions of this Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, as promptly as practicable, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary and shall give prior notice of such appointment to the Company.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary.

Section 2.05.                      Surrender of American Depositary Shares and Withdrawal of Shares.

Upon surrender at the Principal Office of the Depositary of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby (and, if applicable, the Receipt evidencing such American Depositary Shares), and upon payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Agreement, including Section 7.10 hereof, the Company’s constituent documents, any other provisions of or governing the Deposited Securities and other applicable laws, the Owner of such American Depositary Shares shall be entitled to delivery, as promptly as practicable, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares.  Delivery of such Deposited Securities may be made by the delivery of (a) Shares or evidence of title registered in the name of such Owner or as ordered by him or Shares or evidence of title properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at the office of such Custodian or through book-entry delivery of the Shares, in either case subject to Sections 2.06, 3.01 and 3.02 and  the other terms and conditions of this Agreement,  the Company’s constituent documents,  the provisions of or governing the Deposited Securities and  applicable laws  in effect on the date of such delivery, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares surrendered to the Depositary, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a American Depositary Shares, and for the account of such Owner, provided that such Owner has paid any applicable tax or other governmental charge, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates (if any) and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex,  facsimile or electronic transmission.

The Depositary shall not accept for surrender American Depositary Shares representing less than one (1) Share.  In the case of the delivery to it of American Depositary Shares representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such American Depositary Shares the number of American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the American Depositary Shares so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the American Depositary Shares.

Section 2.06.                      Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature and may also require compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal or delivery of Deposited Securities and (B) any regulations the Depositary or the Company may establish consistent with the provisions of this Agreement, including, without limitation, this Section 2.06.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares (and Receipts represented thereby) in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares (and the Receipts represented thereby) generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Agreement, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in this Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may be suspended at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any applicable laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

Section 2.07.                      Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in form and amount acceptable to the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary.

Section 2.08.                      Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled in accordance with its customary practices.  Any American Depositary Shares held in book-entry form (i.e., through accounts at DTC) shall be deemed canceled when the Depositary causes the number of American Depositary Shares evidenced by the Balance Certificate to be reduced by the number of American Depositary Shares surrendered (without the need to physically destroy the Balance Certificate).

The Depositary agrees to maintain records of all American Depositary Shares surrendered and the Shares withdrawn, substitute Receipts delivered and cancelled or destroyed Receipts to the extent required by the laws or regulations governing the Depositary.  Upon reasonable request of the Company, the Depositary shall, at the Company’s expense, provide a copy of such records to the Company.

Section 2.09.                      Pre-Release of American Depositary Shares.

Unless requested in writing by the Company to cease doing so, the Depositary may, (i) notwithstanding Section 2.03, issue and deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 (“Pre-Release”) and (ii) pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of American Depositary Shares which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released.  The Depositary may receive American Depositary Shares in lieu of Shares under (i) above in satisfaction of a Pre-Release and may receive Shares in lieu of American Depositary Shares under (ii) above.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom the Shares or American Depositary Shares are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, (ii) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (iii) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts, and (iv) agrees to any additional restrictions or requirements that the Depositary may deem reasonably necessary or proper, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary reasonably deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares outstanding under (i) above); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary may also set limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems reasonably appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary, in its capacity as such and for the benefit of Owners, as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

Section 2.10.                      Uncertificated American Depositary Shares; DTC Direct Registration System.

Notwithstanding anything to the contrary in this Agreement:

(a)           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt attached as Exhibit A to this Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and Beneficial Owners of uncertificated American Depositary Shares as well as to Owners and Beneficial Owner of Receipts.

(b)           (i)           The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (A) book-entry transfer of American Depositary Shares to an account at DTC designated by the person entitled to such delivery, (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)           The term “surrender”, when used with respect to American Depositary Shares, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c)           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York, United States of America.

(d)           The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS/Profile as provided in Subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the registered holder of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS/Profile as provided in Subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)           (i)           The parties to this Agreement acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC Participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC Participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)           In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to this Agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC Participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in Subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the DRS.  The parties to this Agreement agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Agreement shall not constitute negligence or bad faith on the part of the Depositary.

Section 2.11.                      Appointment of Depositary.

The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms and conditions set forth in the Agreement and the applicable Receipt(s).  Each Owner and each Beneficial Owner, upon acceptance of any American Depositary Shares (or any interest therein) issued in accordance with the terms and conditions of the Agreement or by continuing to hold, from and after the date hereof any American depositary shares issued and outstanding under the Prior Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Agreement and the applicable Receipt(s), subject to the terms of Sections 1.03 and 7.13, and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Agreement and the applicable Receipt(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Agreement and the applicable Receipt(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Section 2.12.                      Book-Entry System.

The Depositary shall make arrangements for the acceptance of the American Depositary Shares into DTC.  All American Depositary Shares held through DTC will be registered in the name of the nominee for DTC (currently “Cede & Co.”).  As such, the nominee for DTC will be the only “Owner” of all American Depositary Shares held through DTC.  Unless issued by the Depositary as uncertificated American Depositary Shares, the American Depositary Shares registered in the name of Cede & Co. will be evidenced by one or more Receipt(s) in the form of a “Balance Certificate,” which will provide that it represents the aggregate number of American Depositary Shares from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate number of American Depositary Shares represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided.  Deutsche Bank Trust Company Americas or its servicing agent (or such other entity as is appointed by DTC or its nominee) may hold the “Balance Certificate” as custodian for DTC.  Each Beneficial Owner of American Depositary Shares held through DTC must rely upon the procedures of DTC and the DTC Participants to exercise or be entitled to any rights attributable to such American Depositary Shares.  The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the American Depositary Shares held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants.  So long as American Depositary Shares are held through DTC or unless otherwise required by law, ownership of beneficial interests in the American Depositary Shares registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

Section 2.13.                      Escheatment.

In the event any unclaimed property relating to the American Depositary Shares, for any reason, is in the possession of Depositary and has not been claimed by the Owner thereof or cannot be delivered to the Owner thereof through usual channels, the Depositary shall, upon expiration of any applicable statutory period relating to abandoned property laws, escheat such unclaimed property to the relevant authorities in accordance with the laws of each of the relevant States of the United States.

Section 2.14.                      Partial Entitlement American Depositary Shares.

In the event any Shares are deposited which (i) entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit or (ii) are not fully fungible (including, without limitation, as to settlement or trading) with the Shares then on deposit (the Shares then on deposit collectively, “Full Entitlement Shares” and the Shares with different entitlement, “Partial Entitlement Shares”), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of the Agreement, issue American Depositary Shares representing Partial Entitlement Shares which are separate and distinct from the American Depositary Shares representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) and, if applicable, by issuing Receipts evidencing such American Depositary Shares with applicable notations thereon (“Partial Entitlement American Depositary Shares/ Receipts” and “Full Entitlement American Depositary Shares/ Receipts”, respectively).  If and when Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) give notice thereof to Owners of Partial Entitlement American Depositary Shares and give Owners of Partial Entitlement Receipts the opportunity to exchange such Partial Entitlement Receipts for Full Entitlement Receipts, (b) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, and (c) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement Receipts and American Depositary Shares, on the one hand, and (ii) the Full Entitlement Receipts and American Depositary Shares on the other.  Owners and Beneficial Owners of Partial Entitlement American Depositary Shares shall only be entitled to the entitlements of Partial Entitlement Shares.  Owners and Beneficial Owners of Full Entitlement American Depositary Shares shall be entitled only to the entitlements of Full Entitlement Shares.  All provisions and conditions of the Agreement shall apply to Partial Entitlement Receipts and American Depositary Shares to the same extent as Full Entitlement Receipts and American Depositary Shares, except as contemplated by this Section 2.14.  The Depositary is authorized to take any and all other actions as may be reasonably necessary (including, without limitation, making the necessary notations on Receipts to give effect to the terms of this Section 2.14).  The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon delivery to the Custodian.

Section 2.15.                      Restricted ADSs.

The Depositary shall, at the request and expense of the Company, establish procedures enabling the deposit hereunder of Shares that are Restricted Securities in order to enable the holder of such Shares to hold its ownership interests in such Restricted Shares in the form of American Depositary Shares issued under the terms hereof (such Shares, “Restricted Shares”).  Upon receipt of a written request from the Company to accept Restricted Shares for deposit hereunder, the Depositary agrees to establish procedures permitting the deposit of such Restricted Shares and the issuance of American Depositary Shares representing the right to receive, subject to the terms of the Agreement and the applicable Receipt, such deposited Restricted Shares (if issued in certificated form, such American Depositary Shares, the “Certificated American Depositary Shares”, and such American Depositary Shares, the “Restricted American Depositary Shares,” and the Receipts evidencing such Restricted American Depositary Shares, the “Restricted Receipts”).  Notwithstanding anything contained in this Section 2.15, the Depositary and the Company may, to the extent not prohibited by law, agree to issue the Restricted American Depositary Shares in uncertificated form (“Uncertificated Restricted American Depositary Shares”) upon such terms and conditions as the Company and the Depositary may deem necessary and appropriate.  The Company shall assist the Depositary in the establishment of such procedures and agrees that it shall take all steps reasonably necessary and reasonably satisfactory to the Depositary to insure that the establishment of such procedures does not violate the provisions of the Securities Act of 1933 or any other applicable laws.  The depositors of such Restricted Shares and the Owners of the Restricted American Depositary Shares may be required prior to the deposit of such Restricted Shares, the transfer of the Restricted Receipts and Restricted American Depositary Shares or the withdrawal of the Restricted Shares represented by Restricted American Depositary Shares to provide such written certifications or agreements as the Depositary or the Company may reasonably require.  The Company shall provide to the Depositary in writing the legend(s) to be affixed to the Restricted Receipts (if the Restricted American Depositary Shares are to be issued as Certificated American Depositary Shares), or to be included in the statements issued from time to time to Owners of Uncertificated American Depositary Shares (if issued as Uncertificated Restricted American Depositary Shares), which legends shall (i) be in a form reasonably satisfactory to the Depositary and (ii) contain the specific circumstances under which the Restricted American Depositary Shares, and, if applicable, the Restricted Receipts evidencing the Restricted American Depositary Shares, may be transferred or the Restricted Shares withdrawn.  The Restricted American Depositary Shares issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary and the Restricted Shares so deposited shall, to the extent required by law, be held separate and distinct from the other Deposited Securities held hereunder.  The Restricted Shares and the Restricted American Depositary Shares shall not be eligible for Pre-Release Transactions.  The Restricted American Depositary Shares shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, DTC, and shall not in any way be fungible with the American Depositary Shares issued under the terms hereof that are not Restricted American Depositary Shares.  The Restricted American Depositary Shares, and, if applicable, the Restricted Receipts evidencing the Restricted American Depositary Shares, shall be transferable only by the Owner thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Agreement and (ii) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, the conditions upon which the Restricted American Depositary Shares presented, and, if applicable, the Restricted Receipts evidencing the Restricted American Depositary Shares, are transferable by the Owner thereof under applicable securities laws and the transfer restrictions contained in the legend applicable to the Restricted American Depositary Shares presented for transfer.  Except as set forth in this Section 2.15 and except as required by applicable law, the Restricted American Depositary Shares and the Restricted Receipts evidencing Restricted American Depositary Shares shall be treated as American Depositary Shares and Receipts issued and outstanding under the terms of the Agreement.  In the event that, in determining the rights and obligations of parties hereto with respect to any Restricted American Depositary Shares, any conflict arises between (a) the terms of the Agreement (other than this Section 2.15) and (b) the terms of (i) this Section 2.15 or (ii) the applicable Restricted Receipt, the terms and conditions set forth in this Section 2.15 and of the Restricted Receipt shall be controlling and shall govern the rights and obligations of the parties to the Agreement pertaining to the deposited Restricted Shares, the Restricted American Depositary Shares and Restricted Receipts.

If the Restricted Receipts, the Restricted American Depositary Shares and the Restricted Shares cease to be Restricted Securities, the Depositary, upon receipt of (x) an opinion of counsel reasonably satisfactory to the Depositary setting forth, inter alia, that the Restricted Receipts, the Restricted American Depositary Shares and the Restricted Shares are not as of such time Restricted Securities, and (y) instructions from the Company to remove the restrictions applicable to the Restricted Receipts, the Restricted American Depositary Shares and the Restricted Shares, shall (i) eliminate the distinctions and separations that may have been established between the applicable Restricted Shares held on deposit under this Section 2.15 and the other Shares held on deposit under the terms of the Agreement that are not Restricted Shares, (ii) treat the newly unrestricted Receipts and American Depositary Shares on the same terms as, and fully fungible with, the other Receipts and American Depositary Shares issued and outstanding under the terms of the Agreement that are not Restricted Receipts or Restricted American Depositary Shares, (iii) take all actions necessary to remove any distinctions, limitations and restrictions previously existing under this Section 2.15 between the applicable Restricted Receipts and Restricted American Depositary Shares, respectively, on the one hand, and the other Receipts and American Depositary Shares that are not Restricted Receipts or Restricted American Depositary Shares, respectively, on the other hand, including, without limitation, by making the newly-unrestricted American Depositary Shares eligible for Pre-Release Transactions and for inclusion in the applicable book-entry settlement systems.

ARTICLE 3

CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS

Section 3.01.                      Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of any American Depositary Share may be required,from time to time,  and every Owner and Beneficial Owner agrees when so required, to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit, to execute such certificates and to make such representations and warranties, and to provide such other information and documents, as the Depositary or the Company may deem reasonably necessary or proper.  The Depositary may, and at the reasonable request of the Company shall, withhold the delivery or registration of transfer of any American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made and such other documentation or information provided, in each case to the satisfaction of the Company and the Depositary.  The Depositary shall, upon the Company's reasonably written request and at the Company's expense, provide the Company, in a timely manner, with copies of any such proofs, certificates, and such  representations or warranties, except to the extent prohibited by applicable law or regulation.

Section 3.02.                      Liability of Owner or Beneficial Owner for Taxes.

If any present or future tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Share or any Deposited Securities, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such American Depositary Share to the Depositary and such Owner or Beneficial Owner shall be deemed liable therefor.  In addition to any other remedies available to it, the Depositary may refuse the deposit of Shares and may refuse to issue American Depositary Shares, to deliver Receipts, to register the split-up or combination of Receipts, or to effect any transfer of such American Depositary Shares or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such American Depositary Shares shall remain liable for any deficiency.  Every Owner and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Owner and/or Beneficial Owner.  The obligations of Owners and Beneficial Owners of Receipts under this Section 3.02 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Agreement.

Section 3.03.                      Warranties on Deposit of Shares.

Each person depositing Shares under the Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.15), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

Section 3.04.                      Disclosure of Interests.

 The Company and the Depositary may from time to time request current or former Owners or Beneficial Owners to provide information as to the capacity in which such Owners or Beneficial Owners own or owned American Depositary Shares or own or owned beneficial interests therein and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and such other matters as may be determined by the Company or the Depositary.  Each Owner or Beneficial Owner agrees to provide any such information requested by the Company or the Depositary pursuant to this Section 3.04.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

Section 3.05.                      Ownership Restrictions.

 Owners and Beneficial Owners shall comply with any limitations on ownership of Shares under the constituent documents of the Company or applicable Netherlands law as if they held the number of Shares their American Depositary Shares represent.  The Company shall inform the Owners, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.

ARTICLE 4

THE DEPOSITED SECURITIES

Section 4.01.                      Cash Distributions.

Whenever the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish a record date upon the terms described in Section 4.06.  Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent of a Dollar.  Any such fractional amounts shall be rounded to the nearest whole cent of a Dollar and so distributed to Owners entitled thereto.  Owners and Beneficial Owners of American Depositary Shares understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. The Company or its agent will remit to the appropriate governmental authority or agency in the Netherlands all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

Notwithstanding anything contained in this Section 4.01 to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.01, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.01 where such notice has not been so timely given, other than its failure to use commercially reasonable effort, as provided herein.

Section 4.02.                      Distributions Other Than Cash, Shares or Rights.

(a)           Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution and shall indicate whether or not it wishes such distribution to be made to Owners of American Depositary Shares.  Upon receipt of a notice indicating that the Company wishes such distribution be made to Owners of American Depositary Shares, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Owners is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07, and (iii) the Depositary shall, after consultation with the Company, have determined that such distribution is reasonably practicable.

(b)           Upon receipt of reasonably satisfactory documentation and the request of the Company to distribute property to Owners of American Depositary Shares and after making the requisite determinations set forth in (a) above, the Depositary shall, as promptly as reasonably practicable, distribute the property so received to the Owners of record, as of the American Depositary Shares record date, in proportion to the number of American Depositary Shares held by them respectively and in such manner as the Depositary may deem reasonably practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem reasonably practicable or necessary to pay its fees charges and expenses in respect of such distribution and disposal and to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

(c)           If (i) the Company does not timely request the Depositary to make such distribution to Holders or requests not to make such distribution to Owners, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.07, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable (which determination shall be made by the Depositary as promptly as reasonably practicable), the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem reasonably practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Owners as of the American Depositary Shares record date upon the terms of Section 4.01.  If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Owners in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Owners and Beneficial Owners shall have no rights thereto or arising therefrom .

(d)           Neither the Depositary nor the Company shall be responsible for (i) any failure to determine whether it is lawful or practicable (provided that the determination of practicability shall have been made without bad faith) to make property described in this Section 4.02 available to Owners in general or any Owners in particular, nor (ii) any foreign exchange exposure or loss incurred in connection with the sale or disposal of such property.

Section 4.03.                      Distributions in Shares.

Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall timely give notice thereof to the Depositary prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice from the Company, the Depositary shall establish an American Depositary Share record date upon the terms described in Section 4.06.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, distribute to the Owners of outstanding American Depositary Shares entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution).  The Depositary may withhold any such distribution of American Depositary Shares if it has not received satisfactory assurances from the Company (including an opinion of counsel to the Company furnished at the expense of the Company) that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.  To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Owners entitled thereto as in the case of a distribution received in cash. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby, (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).

Notwithstanding anything contained in this Section 4.03 to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.03, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.03 where such notice has not been so timely given, other than its failure to use commercially reasonable effort, as provided herein.

Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Owners.  Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Owners.  The Depositary shall make such elective distribution available to Owners only if (i) the Company shall have timely requested that the elective distribution is available to Owners, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.01 or (y) additional American Depositary Shares representing such additional Shares upon the terms described in this Section 4.03.  If the above conditions are satisfied, the Depositary shall establish a record date (on the terms described in Section 4.06) and establish procedures to enable Owners to elect the receipt of the proposed dividend in cash or in additional American Depositary Shares.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Subject to Section 5.09 hereof, if an Owner elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.01, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in this Section 4.03.  Nothing herein shall obligate the Depositary to make available to Owners a method to receive the elective dividend in Shares (rather than American Depositary Shares).  There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Section 4.04.                      Rights to Acquire Additional American Depositary Shares.

(a)           Distribution to American Depositary Share Owners.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary at least 60 days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Owners of American Depositary Shares.  Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Owners of American Depositary Shares, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Owners.  The Depositary shall make such rights available to Owners only if (i) the Company shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Owners of American Depositary Shares, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.04(b) below or, if timing and market conditions may not permit, do nothing thereby allowing such rights to lapse.  In the event all conditions set forth above are satisfied, the Depositary shall establish an American Depositary Shares record date (upon the terms described in Section 4.06) and establish procedures to (x) distribute rights to purchase additional American Depositary Shares (by means of warrants or otherwise), (y) to enable the Owners to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver American Depositary Shares upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent reasonably necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise rights to subscribe for Shares (rather than American Depositary Shares).

Notwithstanding anything contained in this Section 4.04(a) to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in this Section 4.04(a), and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in this Section 4.04(a) where such notice has not been so timely given, other than its failure to use commercially reasonable effort, as provided herein.

(b)           Sale of Rights.  If (i) the Company does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.07 or determines it is not reasonably practicable to make the rights available to Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and reasonably practicable to sell such rights, and if it so determines that it is lawful and reasonably practicable, it may endeavor to sell such rights in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem proper.  The Company shall assist the Depositary to the extent reasonably practicable to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.01.  The remittance of the net proceeds of any sale of rights to Owners shall not be unreasonably delayed by any action of the Depositary.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to Owners upon the terms described in Section 4.04(a) or to arrange for the sale of the rights upon the terms described in Section 4.04(b), the Depositary shall allow such rights to lapse.

The Depositary and the Company shall not be responsible for (i) any failure to determine that it may be lawful or practicable (provided that the determination of practicability has been made without bad faith) to make such rights available to Owners in general or any Owners in particular, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise.  The Depositary shall not be responsible for the content of any materials forwarded to the Owners on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in this Section 4.04, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Owners (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary at the Company’s own expense opinion(s) of counsel in the United States and any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Owners and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act of 1933 or any other applicable laws.  A liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners of American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines, after consultation with the Company, that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems reasonably necessary and practicable to pay any such taxes or charges.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Section 4.05.                      Conversion of Foreign Currency

Whenever the Depositary or the Custodian shall receive currency other than Dollars (“Foreign Currency”), by way of dividends or other distributions on Deposited Securities or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted into Dollars and the resulting Dollars transferred to the United States of America on a practicable basis, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Share or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 and fees and/or other governmental charges incurred in the process of such conversion.

Owners and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible into Dollars transferable to the United States on a practicable basis, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

Section 4.06.                      Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall, upon prior notification to the Company, fix a record date (as close as practicable to the record date, if any, fixed by the Company in respect of such matter) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other reason.  Subject to the provisions of Sections 4.01 through 4.05, Section 4.08 and to the other terms and conditions of this Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

Section 4.07.                      Voting of Deposited Securities.

Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the owners of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from owners of Deposited Securities, the Depositary shall fix an American Depositary Share record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06.  Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting), the Depositary shall, as soon as practicable thereafter, at the Company’s expense  and provided no U.S. legal prohibitions exist, distribute to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting or solicitation of consents or proxies received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Association of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Company.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares in accordance with the instructions set forth in such request.  The Depositary and the Custodian shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the Owner’s American Depositary Shares on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

Notwithstanding anything contained in the Agreement or any Receipt, the Depositary may, to the extent not prohibited by law, regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, owners of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicize to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

If the Depositary timely receives voting instructions from a Owner which fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s American Depositary Shares, the Depositary will deem such Owner (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained in the Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of owners of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take commercially reasonable steps to enable Owners and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Owners or the provisions of this Section 4.07.

Notwithstanding the above, save for applicable provisions of Netherlands law, and in accordance with the terms of Section 5.03, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.

There can be no assurance that Owners or Beneficial Owners generally or any Owner or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

Section 4.08.                      Changes Affecting Deposited Securities.

In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall to the extent permitted by law, be treated as new Deposited Securities under this Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional American Depositary Shares are delivered pursuant to the following sentence.  In any such case the Depositary may, with the approval of the Company, subject to the terms of this Agreement and receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding American Depositary Shares to be exchanged for new American Depositary Shares.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, subject to receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper and distribute the net proceeds (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) to the Owners entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Owners as in the case of a distribution received in cash pursuant to Section 4.01. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Owners in general or to any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

Section 4.09.                      Reports.

The Depositary shall make available for inspection by Owners at its Principal Office copies of this Agreement, any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

Section 4.10.                      Lists of Owners.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

Section 4.11.                      Withholding.

The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies.  The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Owners and Beneficial Owners.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.  As a condition to receiving such benefits, Owners and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary’s or the Custodian’s obligations under applicable law.  Neither the Depositary, the Custodian nor the Company shall be liable to any person if any Owner or Beneficial Owner fails to provide such information or if such information does not reach the applicable tax authorities in time, or in a format satisfactory, for any Owner or Beneficial Owner to obtain the benefit of any favorable tax treatment.  The Owners and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit, as soon as reasonably practicable, to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case,  in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Owners any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Owners with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable.  Neither the Depositary nor the Custodian shall be liable for the failure by any Owner or Beneficial Owner to obtain the benefits of credits on the basis of non U.S. tax paid against such Owner’s or Beneficial Owner’s income tax liability.

The Depositary is under no obligation to provide the Owners and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a “Passive Foreign Investment Company” (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary shall withhold the amount required to be withheld and may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes and charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes and charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

Section 4.12.                      Available Information.

The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  As of the date hereof the Company’s internet website is www.ahold.com.  The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b).  The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Agreement) at 100 F Street, N.E., Washington, D.C. 20549.

ARTICLE 5

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

Section 5.01.                      Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the issuance and delivery, registration, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of this Agreement.

The Depositary shall keep books, at its Principal Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Agreement, the Receipts or the American Depositary Shares.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

If any American Depositary Shares are listed on one or more stock exchanges or inter-dealer quotation system in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such American Depositary Shares in accordance with any requirements of such exchange or exchanges or inter-dealer quotation system.

Section 5.02.                      Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or Affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States of America or any other country, or of any governmental or regulatory authority or stock exchange or inter-dealer quotation system, or by reason of any provision, present or future, of the articles of association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, officers, employees, agents or Affiliates incur any liability to any Owner or Beneficial Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement, or for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Agreement, made available to Owners or Beneficial Owners.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Agreement, or an offering or distribution pursuant to Section 4.04 of the Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Section 5.03.                      Obligations of the Depositary, the Custodian and the Company.

Each of the Company and its agents assumes no obligation nor shall it be subject to any liability under this Agreement to Owners or Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Agreement without gross negligence or willful misconduct.

Each of the Depositary and its agents assumes no obligation nor shall it be subject to any liability under this Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Agreement without gross negligence or willful misconduct.

Neither the Depositary nor the Company nor any of their respective agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor any of their respective agents shall be liable for any consequential or punitive damages or for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary, the Custodian, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in  connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary shall not be liable for any acts or omissions made by a predecessor depositary in connection with any matter arising wholly prior to the appointment of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast, provided that any such action or non-action is in good faith or the effect of any such vote.

The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable (provided such determination of practicability is made without bad faith), for the content of any information submitted to it by the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.

Neither the Company nor the Depositary nor any of their respective agents shall incur any liability to Owners, Beneficial Owners or third parties for any for any special, consequential, indirect or punitive damages for any breach of the terms of this Agreement or otherwise

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Agreement.

Section 5.04.                      Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time.  If a successor depositary is not appointed and does not accept such appointment within 90 calendar days after the date of delivery of the Depositary resignation letter, the Depositary shall be entitled to take the actions contemplated in Section 6.02.

The Depositary may at any time be removed by the Company by written notice of such removal effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02 hereof), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. The Company shall give notice to the Depositary of the appointment of a successor depositary not more than 90 days after delivery by the Depositary of written notice of resignation or by the Company of removal, each as provided in this section.  In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided by the Company in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in Section 6.02 hereof. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than the rights under Sections 5.08 and 5.09); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall as promptly as practicable execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than the rights under Sections 5.08 and 5.09), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall as promptly as practicable deliver to such successor a list of the Owners of all outstanding Receipts and such other information relating to the Receipts and the Owners thereof as the successor depositary may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.05.                      The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  The Depositary shall use reasonable efforts to make sure that at all times there is a Custodian for the Depositary Securities.  Whenever the Depositary in its discretion determines that it is appropriate to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder.  Promptly after any such changes, the Depositary shall give notice thereof to the Owners, the other Custodians acting hereunder (if any) and the Company.  Upon demand of the Depositary any Custodian shall as promptly as practicable deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, promptly execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

Deutsche Bank AG. may at any time act as Custodian of the Deposited Securities pursuant to the Agreement, in which case any reference to Custodian shall mean Deutsche Bank AG solely in its capacity as Custodian pursuant to the Agreement.  Notwithstanding anything contained in the Agreement or any Receipt, the Depositary shall not be obligated to give notice to the Company, any Owners of American Depositary Shares or any other Custodian of its acting as Custodian pursuant to the Agreement.

Section 5.06.                      Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to owners of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange, as promptly as practicable, for the distribution, at the Company's expense, of copies of such notices, reports and communications to all Owners.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

Section 5.07.                      Distribution of Additional Shares, Rights, etc.

The Company agrees that in the event it or any of its Affiliates proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance or assumption of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities, (vii) a meeting of owners of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, (viii) any assumption, reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, or (ix) a distribution of securities other than Shares, it will obtain U.S. legal advice and take all steps necessary to ensure that the proposed transaction does not violate the registration provisions of the Securities Act of 1933, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Exchange Act and the securities laws of the states of the U.S.).  In support of the foregoing, the Company will, at the request of the Depositary, furnish to the Depositary (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act of 1933 to be in effect or (2) is exempt from the registration requirements of the Securities Act of 1933 and dealing with such other reasonable issues requested by the Depositary, (b) a written opinion from Netherlands counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating that (1) making the transaction available to Owners and Beneficial Owners does not violate the laws or regulations of the Netherlands and (2) all requisite regulatory consents and approvals have been obtained in the Netherlands, and dealing with such other reasonable issues requested by the Depositary and (c) as the Depositary may reasonably request, a written opinion of counsel in any other jurisdiction in which Owners or Beneficial Owners reside to the effect that making the transaction available to such Owners or Beneficial Owners does not violate the laws of such jurisdiction.  If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective and that such distribution is in accordance with all applicable laws or regulations.  If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act of 1933, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act of 1933 or (iii) direct the Depositary to take specific measures, in each case as contemplated in the Agreement, to prevent such transaction from violating the registration requirements of the Securities Act of 1933.

The Company agrees with the Depositary that neither the Company nor any of its Affiliates will (i) at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such Affiliate or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or the Company has furnished to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating that the public offer and sale of such Shares is exempt from registration under the provisions of the Securities Act of 1933.

Notwithstanding anything else contained in the Agreement, nothing in the Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

Section 5.08.                      Indemnification.

The Company agrees to indemnify the Depositary, any Custodian and each of their respective directors, officers, employees, agents and Affiliates  against, and hold each of them harmless from, any direct liability losses, taxes, costs, claims, judgments, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel and, in each case, any value added taxes and any similar taxes charged or otherwise imposed in respect thereof) (collectively referred to as “Losses”) which the Depositary or any agent thereof may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement or which may arise (a) out of any registration with the Commission of Receipts, American Depositary Shares, the Shares or Deposited Securities or the offer, issuance, sale, resale, transfer, deposit or withdrawal thereof in the United States of America, (b) out of or in connection with any offering documents in respect thereof  or (c) out of acts performed or omitted, in accordance with the provisions of this Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, including, but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Agreement, the Receipts, the American Depositary Shares, the Shares, or any Deposited Securities, in any such case (i) by either the Depositary or a Custodian or their respective directors, employees, agents and Affiliates, except for any Losses arising out of the negligence or willful misconduct of any of them, or (ii) by the Company or any of its directors, employees, agents and Affiliates.

The Depositary agrees to indemnify the Company, its directors, officers, employees, agents and Affiliates and hold them harmless from any direct liability or expense which may arise out of acts performed or omitted by the Depositary or any Custodian that is a branch or subsidiary or their respective directors, employees, agents and Affiliates due to their negligence or willful misconduct.

The obligations set forth in this Section 5.08 shall survive the termination of this Agreement and the succession or substitution of the Depositary or any Custodian.

Any person seeking indemnification hereunder (herein called indemnified person) shall notify the person from whom it is seeking indemnification (herein called the indemnifying person) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim that may give rise to an indemnity hereunder, which defense shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any action or claim that may give rise to an indemnity hereunder without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

Section 5.09.                      Charges of Depositary.

The Company, the Owners, the Beneficial Owners, and persons depositing Shares or surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related reasonable charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B.  All fees and charges so payable may, at any time and from time to time, be changed by agreement in writing between the Depositary and the Company, but, in the case of fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.01.  The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of American Depositary Shares and (ii) surrender of American Depositary Shares for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the American Depositary Shares so issued are delivered (in the case of American Depositary Share issuances) and to the person who delivers the American Depositary Shares for cancellation to the Depositary (in the case of American Depositary Share cancellations).  In the case of American Depositary Shares issued by the Depositary into DTC or presented to the Depositary via DTC, the American Depositary Share issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the American Depositary Shares from the Depositary or the DTC Participant(s) surrendering the American Depositary Shares to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time.  Depositary fees in respect of distributions are payable to the Depositary by Owners as of the applicable American Depositary Shares record date established by the Depositary.  In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed.  In the case of distributions other than cash, the Depositary will invoice the applicable Owners as of the American Depositary Shares record date established by the Depositary.  For American Depositary Shares held through DTC, the Depositary fees for distributions other than cash are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold American Depositary Shares.

The Depositary may reimburse the Company for certain expenses incurred by the Company in respect of the American Depositary Receipt program established pursuant to the Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such reasonable out-of-pocket expenses as the Depositary and the Company may agree in writing from time to time.  Responsibility for payment of such charges and reimbursements may at any time and from time to time be changed by agreement in writing between the Company and the Depositary.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses due and owing at the time of termination of the Agreement as provided above shall survive the termination of the Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary and its Affiliates, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its Affiliates and in American Depositary Shares.

Section 5.10.                      Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

Section 5.11.                      Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as Deutsche Bank Trust Company Americas. is acting as Depositary hereunder.

Section 5.12.                      List of Restricted Securities Owners.

The Company agrees to advise in writing each of the persons or entities who, to the knowledge of the Company, holds Restricted Securities that such Restricted Securities are ineligible for deposit hereunder (except under the circumstances contemplated in Section 2.15) and, to the extent practicable, shall require each of such persons to represent in writing that such person will not deposit Restricted Securities hereunder (except under the circumstances contemplated in Section 2.15).

ARTICLE 6

AMENDMENT AND TERMINATION

Section 6.01.                      Amendment.

The form of the Receipts, any provisions of this Agreement and any Receipts outstanding may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 calendar days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares.  Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares, to consent and agree to such amendment and to be bound by the Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any American Depositary Share to surrender such American Depositary Share and receive therefor the Deposited Securities represented thereby, except in order to comply with applicable provisions of mandatory law.

Notice of any amendment to the Agreement or any Receipt shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares to be settled solely in electronic book entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to materially prejudice any substantial rights of Owners or Beneficial Owners.

Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Agreement and any Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Agreement and any Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

Section 6.02.                      Termination.

The Depositary shall, at any time at the direction of the Company, terminate this Agreement by mailing notice of such termination to the Owners of all American Depositary Shares then outstanding at least 30 calendar days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of this Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, before such termination shall take effect.  The Depositary may likewise terminate this Agreement by mailing notice of such termination to the Company and the Owners of all American Depositary Shares then outstanding at least 30 calendar days prior to the date fixed in such notice for termination.  If at any time 90 calendar days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign or the Company shall have delivered to the Depositary a written notice of removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 before the end of such 90-day period, the Depositary may terminate this Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.  On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares.  If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary and the Registrar thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property received in respect of Deposited Securities as provided in this Agreement, shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for American Depositary Shares surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Agreement, and any applicable taxes or governmental charges), and shall take such actions as may be required under applicable law in connection with its role as Depositary under the Agreement.  At any time after  the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations to Owners and to the Company, under this Agreement, except (i) its obligation to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of American Depositary Shares in accordance with the terms and conditions of this Agreement, and any applicable taxes or governmental charges) to Owners under this Section 6.02, and (ii) its obligation to the Company under Section 5.08, which obligations shall survive termination of the Agreement and as may be required at law in connection with termination of the Agreement.  Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 hereof and any other provision hereof which expressly provides that it shall survive termination of this Agreement. The obligations under the terms of the Agreement and Receipts of Owners and Beneficial Owners of American Depositary Shares outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable American Depositary Shares are presented by their Owners to the Depositary for cancellation under the terms of the Agreement and the Owners have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

ARTICLE 7

MISCELLANEOUS

Section 7.01.                      Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner of American Depositary Shares during business hours.

Section 7.02.                      No Third Party Beneficiaries.

This Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.  Nothing in the Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties.  The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Owners or Beneficial Owners may have interests and (iii) nothing contained in the Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, and (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

Section 7.03.                      Severability.

In case any one or more of the provisions contained in this Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.04.                      Owners and Beneficial Owners as Parties;  Binding Effect.

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of American Depositary Shares.

Section 7.05.                      Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to the Company Secretary,  Koninklijke Ahold N.V., Provincialeweg 11, 1506 MA Zaandam, P.O, Box 3000, 1500 HA Zaandam, the Netherlands, and a courtesy copy  by e-mail to group.legal@ahold.com  or any other place to which the Company may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention:  ADR Department, telephone:  (001) 212 602-1044, facsimile:  (001) 212 797 0327, or any other place to which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if (a) personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request, or (b) if an Owner shall have designated such means of notification as an acceptable means of notification under the terms of the Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Owner for such purpose.  Notice to Owners shall be deemed to be notice to Beneficial Owners for all purposes of the Agreement.  Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the Beneficial Owners of American Depositary Shares held by such other Owners.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Delivery of a notice by means of electronic messaging shall be deemed to be effective at the time of the initiation of the transmission by the sender (as shown on the sender’s records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

Section 7.06.                      Submission to Jurisdiction; Appointment of Agent for Service of Process.

The Company hereby (i) irrevocably designates and appoints Corporation Service Company,, in the State of New York, United States of America, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, United States of America, in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company agrees to deliver, upon the execution and delivery of this Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed. The Company agrees that the failure of the said authorized agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that an Owner or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under the Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  The Company agrees that service of process upon the agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

EACH PARTY TO THE AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

The provisions of this Section 7.06 shall survive any termination of this Agreement, in whole or in part.

Section 7.07.                      Waiver of Immunities.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

Section 7.08.                      Governing Law.

This Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, United States of America (without reference to the principles of choice of law thereof), except with respect to its authorization and execution by the Company, which shall be governed by the laws of the Netherlands.  Notwithstanding anything contained in (i) the Agreement, (ii) any Receipt, or (iii) any present or future provisions of the laws of the State of New York, the rights of owners of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the owners of Shares and other Deposited Securities, as such, shall be governed by the laws of the Netherlands (or, if applicable, such other laws as may govern the Deposited Securities).

Section 7.09.                      Assignment.

Subject to the provisions of Section 5.04, the Agreement may not be assigned by either the Company or the Depositary.

Section 7.10.                      Compliance with U.S. Securities Laws.

Notwithstanding anything in the Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

Section 7.11.                      Dutch Law References.

Any summary of Dutch laws and regulations and of the terms of the Company’s Articles of Association/By-laws set forth in the Agreement have been provided by the Company solely for the convenience of Owners, Beneficial Owners and the Depositary.  While such summaries are believed by the Company to be accurate as of the date of the Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Owner or Beneficial Owner, and (ii) these laws and regulations and the Company’s Articles of Association/By-laws may change after the date of the Agreement.  Neither the Depositary nor the Company has any obligation under the terms of the Agreement to update any such summaries.

Section 7.12.                      Titles and References.

(a)           Agreement.  All references in the Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of the Agreement unless expressly provided otherwise.  The words “the Agreement”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import refer to the Agreement as a whole as in effect at the relevant time between the Company, the Depositary and the Owners and Beneficial Owners of American Depositary Shares and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to sections of the Agreement are included for convenience only and shall be disregarded in construing the language contained in the Agreement.  References to “applicable laws and regulations” shall refer to laws and regulations applicable to Receipts, American Depositary Shares or Deposited Securities as in effect at the relevant time of determination, unless otherwise required by law or regulation.

(b)           Receipts.  All references in any Receipt(s) to paragraphs, exhibits, articles, sections, subsections, and other subdivisions refer to the paragraphs, exhibits, articles, sections, subsections and other subdivisions of the Receipt(s) in question unless expressly provided otherwise.  The words “the Receipt”, “herein”, “hereof”, “hereby”, “hereunder”, and words of similar import used in any Receipt refer to the Receipt as a whole and as in effect at the relevant time, and not to any particular subdivision unless expressly so limited.  Pronouns in masculine, feminine and neuter gender in any Receipt shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires.  Titles to paragraphs of any Receipt are included for convenience only and shall be disregarded in construing the language contained in the Receipt.  References to “applicable laws and regulations” shall refer to laws and regulations applicable to Receipts, American Depositary Shares or Deposited Securities as in effect at the relevant time of determination, unless otherwise required by law or regulation.

Section 7.13.                      Amendment and Restatement.

The Depositary shall arrange to have new Receipts printed that reflect the form of Receipt attached to the Agreement.  All Receipts issued hereunder after the date hereof, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split-up of existing Receipts, shall be substantially in the form of the specimen Receipt attached as Exhibit A hereto.  However, American depositary receipts issued prior to the date hereof under the terms of the Prior Deposit Agreement and outstanding as of the date hereof, which do not reflect the form of Receipt attached hereto as Exhibit A, do not need to be called in for exchange and may remain outstanding until such time as the Owners thereof choose to surrender them for any reason under the Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

The Company hereby instructs the Depositary to (i) promptly send notice of the execution of the Agreement  to all holders of American depositary shares outstanding under the Prior Deposit Agreement as of the date hereof and (ii) inform holders of American depositary shares issued as “certificated American depositary shares” and outstanding under the Prior Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their American depositary receipts for one or more Receipt(s) issued pursuant to the Agreement.

Owners and Beneficial Owners of American depositary shares issued pursuant to the Prior Deposit Agreement and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Beneficial Owners of American Depositary Shares issued pursuant and be subject to all of the terms and conditions of the Agreement in all respects, provided, however, that any term of the Agreement that prejudices any substantial existing right of holders or beneficial owners of American depositary shares issued under the Prior Deposit Agreement shall not become effective as to Owners and Beneficial Owners until thirty (30) days after notice of the amendments effectuated by the Agreement shall have been given to holders of American Depositary Shares outstanding as of the date hereof.

IN WITNESS WHEREOF, KONINKLIJKE AHOLD N.V. and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Agreement as of the date first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

KONINKLIJKE AHOLD N.V.

By:  ____________________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:  ____________________________________
Name:
Title:

By:  ____________________________________
Name:
Title:

Exhibit A

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents the right to receive one deposited Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
KONINKLIJKE AHOLD N.V.
(INCORPORATED UNDER THE LAWS OF THE
NETHERLANDS AS A PUBLIC COMPANY
WITH LIMITED LIABILITY)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (hereinafter called the “Depositary”), hereby certifies that _______________________________________________________________, or registered assigns IS THE OWNER OF __________________________________________

AMERICAN DEPOSITARY SHARES

representing deposited common shares (herein called “Shares”) in the capital of Koninklijke Ahold N.V., incorporated under the laws of the Netherlands as a public company with limited liability (herein called the “Company”).  At the date hereof, each American Depositary Share represents the right to receive one Share deposited or subject to deposit under the Agreement (as such term is hereinafter defined) at the Amsterdam Branch of Deutsche Bank AG, acting as Custodian under the Agreement (herein called the “Custodian”).  The Depositary's Principal Office is located at 60 Wall Street, New York, New York 10005, U.S.A.

1.	THE AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the second amended and restated deposit agreement, dated as of ___________, 2013 (the second amended and restated deposit agreement as further amended and supplemented from time to time, herein called the “Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting an American Depositary Share agrees to become a party thereto and become bound by all the terms and conditions thereof, subject to Sections 1.3 and 7.13 of the Agreement.  The Agreement sets forth the rights of Owners and Beneficial Owners of the American Depositary Shares and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”).  Copies of the Agreement are on file at the Depositary's Principal Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Agreement and are qualified by and subject to the detailed provisions of the Agreement, to which reference is hereby made.  Capitalized terms defined in the Agreement and not defined herein shall have the meanings set forth in the Agreement.

2.	SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF SHARES.

Upon surrender at the Principal Office of the Depositary of American Depositary Shares, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Agreement, including Section 7.10 thereof, the Company’s constituent documents, and any other provisions of or governing the Deposited Securities and other applicable laws, the Owner hereof is entitled to delivery, as promptly as practicable, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares.  Delivery of such Deposited Securities may be made by the delivery of (a) Shares or evidence of title therefor registered in the name of the Owner hereof or as ordered by him or Shares or evidence of title properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt.

3.	TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF AMERICAN DEPOSITARY SHARES.

The transfer of American Depositary Shares is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature and may also require compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the withdrawal or delivery of Deposited Securities and (B) any regulations the Depositary or the Company may establish consistent with the provisions of the Agreement and the Receipts, including, without limitation, Section 2.06 of the Agreement and this Article 3.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares (and Receipts representing American Depositary Shares) in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares (and Receipts representing American Depositary Shares) generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in the Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may be suspended at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any applicable laws or governmental regulations relating to the American Depositary Shares (and Receipts representing American Depositary Shares) or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.	LIABILITY OF OWNER OR BENEFICIAL OWNER FOR TAXES.

If any present or future tax or other governmental charge shall become payable with respect to any American Depositary Share or any Deposited Securities, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such American Depositary Share to the Depositary and such Owner or Beneficial Owner shall be deemed liable therefor.  In addition to any other remedies available to it, the Depositary may refuse the deposit of Shares and may refuse to issue American Depositary Shares, to deliver Receipts, to register the split-up or combination of Receipts, or to effect any transfer of such American Depositary Shares or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such American Depositary Shares shall remain liable for any deficiency.  Every Owner and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Owner and/or Beneficial Owner.  The obligations of Owners and Beneficial Owners of Receipts under Section 3.02 of the Agreement shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Agreement.

5.	WARRANTIES ON DEPOSIT OF SHARES.

Each person depositing Shares under the Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.15 of the Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.	FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Beneficial Owner of any American Depositary Share may be required from time to time, and every Owner and Beneficial Owner agrees when so required, to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit, to execute such certificates and to make such representations and warranties, and to provide such other information and documents, as the Depositary or the Company may deem reasonably necessary or proper.  The Depositary may, and at the reasonable request of the Company shall, withhold the delivery or registration of transfer of any American Depositary Shares or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made and such other documentation or information provided, in each case to the satisfaction of the Company and the Depositary.  The Depositary shall, upon the Company's reasonably written request and at the Company's expense, provide the Company, in a timely manner, with copies of any such proofs, certificates, and such  representations or warranties, except to the extent prohibited by applicable law or regulation.

7.	CHARGES OF DEPOSITARY.

The Company, the Owners, the Beneficial Owners, and persons depositing Shares or surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities agree to pay the following fees of the Depositary:  (1) for issuance of American Depositary Shares upon deposit of Shares (excluding issuances as a result of distributions described in (4) below), a fee of up to U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) issued; (2) for delivery of Deposited Securities against surrender of American Depositary Shares, a fee of up to U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) surrendered; (3) for distribution of cash dividends of other cash distributions (i.e., sale of rights and other entitlements), a fee of up to U.S. $2.00 per 100 American Depositary Shares (or fraction thereof) held; (4) for distribution of American Depositary Shares pursuant to (i) stock dividends or other free stock distributions, or (ii) for exercise of rights to purchase additional American Depositary Shares, a fee of up to U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) held;  (5) for distribution of securities other than American Depositary Shares or rights to purchase additional American Depositary Shares (i.e., spin-off), a fee of up to U.S. $5.00 per 100 American Depositary Shares (or fraction thereof) held, and (6) for operation and maintenance costs in administering the ADSs, a fee of up to U.S. $2.00 per 100 American Depositary Shares (or fraction thereof) held .

The Owners, the Beneficial Owners, and persons surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities shall be responsible for the following charges: (a) taxes (including applicable interest and penalties) and other governmental charges; (b) such fees as may from time to time be in effect for the registration of transfers of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively; (c) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Agreement;  (d) the expenses and charges incurred by the Depositary in the conversion of foreign currency (including expenses associated with compliance with control regulations), (e) such fees and expenses as are incurred by the Depositary in connection with compliance with regulatory requirements applicable to Shares, Deposited Securities, American Depositary Shares and Receipts, (f) the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable; and (g) any additional fees, charges, costs or expenses that may be incurred from time to time by the Depositary and/or any of the Depositary's agents, including the Custodian, and/or agents of the Depositary's agents in connection with the servicing of Shares, Deposited Securities and/or American Depositary Shares (such fees, charges, costs or expenses to be assessed against Owners of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Owners for such fee or by deducting such fee from one or more cash dividends or other cash distributions).

8.	PRE-RELEASE OF AMERICAN DEPOSITARY SHARES.

The Depositary and its Affiliates, subject to Section 2.09 of the Agreement, may own and deal in any class of securities of the Company and its Affiliates and in American Depositary Shares.  Unless requested in writing by the Company to cease doing so, the Depositary may, (i) notwithstanding Section 2.03 of the Agreement, issue and deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Agreement (“Pre-Release”) and (ii) pursuant to Section 2.05 of the Agreement, deliver Shares upon the receipt and cancellation of American Depositary Shares which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such American Depositary Shares have been Pre-Released.  The Depositary may receive American Depositary Shares in lieu of Shares under (i) above in satisfaction of a Pre-Release and may receive Shares in lieu of American Depositary Shares under (ii) above.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom the Shares or American Depositary Shares are to be delivered (the “Pre-Releasee”) that the Pre-Releasee, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, (ii) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (iii) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts, and (iv) agrees to any additional restrictions or requirements that the Depositary may deem reasonably necessary or proper, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary reasonably deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares outstanding under (i) above); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary may also set limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems reasonably appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Agreement, the collateral referred to in clause (b) above shall be held by the Depositary, in its capacity as such and for the benefit of Owners, as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of certificated security under the laws of the State of New York, United States of America; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Agreement or for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under this Receipt or the Agreement to any holder of this Receipt, unless such holder is the Owner thereof.

10.	VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary and (ii) registered in the books of the Registrar; provided, however that such signature may be a facsimile signature if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual or facsimile of a duly authorized officer of the Registrar.  Such execution of any Receipt shall be conclusive evidence that such Receipt has been duly executed and delivered hereunder.

11.	REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company publishes the information contemplated in Rule 12g3-2(b)(2)(i) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market.  As of the date hereof the Company’s internet website is www.ahold.com.  The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(b).  The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Agreement) at 100 F Street, N.E., Washington, D.C. 20549.  The Depositary shall keep books, at its Principal Office, for the registration of American Depositary Shares and transfers of American Depositary Shares which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Agreement, the Receipts or the American Depositary Shares.

12.	DIVIDENDS AND DISTRIBUTIONS.

Whenever the Company intends to make a distribution of a cash dividend or other cash distribution, the Company shall give timely notice thereof to the Depositary prior to the proposed distribution specifying, inter alia, the record date applicable for determining the holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice, the Depositary shall establish a record date upon the terms described in Section 4.06 of the Agreement.  Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.05 of the Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent of a Dollar.  Any such fractional amounts shall be rounded to the nearest whole cent of a Dollar and so distributed to Owners entitled thereto.  Owners and Beneficial Owners of American Depositary Shares understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.  The Company or its agent will remit to the appropriate governmental authority or agency in the Netherlands all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of American Depositary Shares.

Notwithstanding anything contained in Section 4.01 of the Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.01 of the Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.01 of the Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable effort, as provided therein.

Whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution and shall indicate whether or not it wishes such distribution to be made to Owners of American Depositary Shares.  Upon receipt of a notice indicating that the Company wishes such distribution be made to Owners of American Depositary Shares, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Owners is lawful and reasonably practicable.  The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Agreement, and (iii) the Depositary shall, after consultation with the Company, have determined that such distribution is reasonably practicable.

Upon receipt of reasonably satisfactory documentation and the request of the Company to distribute property to Owners of American Depositary Shares and after making the requisite determinations set forth in (a) above, the Depositary shall, as promptly as reasonably practicable, distribute the property so received to the Owners of record, as of the American Depositary Shares record date, in proportion to the number of American Depositary Shares held by them respectively and in such manner as the Depositary may deem reasonably practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld.  The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem reasonably practicable or necessary to pay its fees charges and expenses in respect of such distribution and disposal and to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If (i) the Company does not timely request the Depositary to make such distribution to Holders or requests not to make such distribution to Owners, (ii) the Depositary does not receive satisfactory documentation within the terms of Section 5.07 of the Agreement, or (iii) the Depositary determines that all or a portion of such distribution is not reasonably practicable (which determination shall be made by the Depositary as promptly as reasonably practicable), the Depositary shall endeavor to sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem reasonably practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Owners as of the American Depositary Shares record date upon the terms of Section 4.01 of the Agreement.  If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Owners in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Owners and Beneficial Owners shall have no rights thereto or arising therefrom .

Neither the Depositary nor the Company shall be responsible for (i) any failure to determine whether it is lawful or practicable (provided that the determination of practicability shall have been made without bad faith) to make property described in  Section 4.02 of the Agreement or hereof available to Owners in general or any Owners in particular, nor (ii) any foreign exchange exposure or loss incurred in connection with the sale or disposal of such property.

Whenever the Company intends to make a distribution that consists of a dividend in, or free distribution of, Shares, the Company shall timely give notice thereof to the Depositary prior to the proposed distribution, specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution.  Upon the timely receipt of such notice from the Company, the Depositary shall establish an American Depositary Share record date upon the terms described in Section 4.06 of the Agreement.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, distribute to the Owners of outstanding American Depositary Shares entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Agreement and the payment of the fees and expenses of the Depositary as provided or referred to in Section 5.09 of the Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution).  The Depositary may withhold any such distribution of American Depositary Shares if it has not received satisfactory assurances from the Company (including an opinion of counsel to the Company furnished at the expense of the Company) that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.  To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Owners entitled thereto as in the case of a distribution received in cash. In lieu of delivering fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Agreement.  If additional American Depositary Shares are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby, (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).

Notwithstanding anything contained in Section 4.03 of the Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.03 of the Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in  Section 4.03 of the Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable effort, as provided herein.

Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Owners.  Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Owners, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Owners.  The Depositary shall make such elective distribution available to Owners only if (i) the Company shall have timely requested that the elective distribution is available to Owners, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.01 of the Agreement or (y) additional American Depositary Shares representing such additional Shares upon the terms described in Section 4.03 of the Agreement.  If the above conditions are satisfied, the Depositary shall establish a record date (on the terms described in Section 4.06 of the Agreement) and establish procedures to enable Owners to elect the receipt of the proposed dividend in cash or in additional American Depositary Shares.  The Company shall assist the Depositary in establishing such procedures to the extent necessary.  Subject to Section 5.09 of the Agreement, if an Owner elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.01 of the Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in Section 4.03 of the Agreement.  Nothing herein shall obligate the Depositary to make available to Owners a method to receive the elective dividend in Shares (rather than American Depositary Shares).  There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

13.	RIGHTS.

(a)           Distribution to American Depositary Share Owners.  Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary at least 60 days prior to the proposed distribution specifying, inter alia, the record date applicable to holders of Deposited Securities entitled to receive such distribution and whether or not it wishes such rights to be made available to Owners of American Depositary Shares.  Upon the timely receipt of a notice indicating that the Company wishes such rights to be made available to Owners of American Depositary Shares, the Depositary shall consult with the Company to determine, and the Company shall determine, whether it is lawful and reasonably practicable to make such rights available to the Owners.  The Depositary shall make such rights available to Owners only if (i) the Company shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.07 of the Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable.  In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Owners of American Depositary Shares, the Depositary shall proceed with the sale of the rights as contemplated in Section 4.04(b) of the Agreement or, if timing and market conditions may not permit, do nothing thereby allowing such rights to lapse.  In the event all conditions set forth above are satisfied, the Depositary shall establish an American Depositary Shares record date (upon the terms described in Section 4.06 of the Agreement) and establish procedures to (x) distribute rights to purchase additional American Depositary Shares (by means of warrants or otherwise), (y) to enable the Owners to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver American Depositary Shares upon the valid exercise of such rights.  The Company shall assist the Depositary to the extent reasonably necessary in establishing such procedures.  Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise rights to subscribe for Shares (rather than American Depositary Shares).

Notwithstanding anything contained in Section 4.04(a) of the Agreement to the contrary, in the event the Company fails to give the Depositary timely notice of the proposed distribution provided for above, the Depositary agrees to use commercially reasonable efforts to perform the actions contemplated in Section 4.04(a) of the Agreement, and the Company, the Owners and the Beneficial Owners acknowledge that the Depositary shall have no liability for the Depositary’s failure to perform the actions contemplated in Section 4.04(a) of the Agreement where such notice has not been so timely given, other than its failure to use commercially reasonable effort, as provided herein.

(b)           Sale of Rights.  If (i) the Company does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.07 of the Agreement or determines it is not reasonably practicable to make the rights available to Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and reasonably practicable to sell such rights, and if it so determines that it is lawful and reasonably practicable, it may endeavor to sell such rights in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem proper.  The Company shall assist the Depositary to the extent reasonably practicable to determine such legality and practicability.  The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.01 of the Agreement.  The remittance of the net proceeds of any sale of rights to Owners shall not be unreasonably delayed by any action of the Depositary.

(c)           Lapse of Rights.  If the Depositary is unable to make any rights available to Owners upon the terms described in Section 4.04(a) of the Agreement or to arrange for the sale of the rights upon the terms described in Section 4.04(b) of the Agreement, the Depositary shall allow such rights to lapse.

The Depositary and the Company shall not be responsible for (i) any failure to determine that it may be lawful or practicable (provided that the determination of practicability has been made without bad faith) to make such rights available to Owners in general or any Owners in particular, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise.  The Depositary shall not be responsible for the content of any materials forwarded to the Owners on behalf of the Company in connection with the rights distribution.

Notwithstanding anything to the contrary in Section 4.04 of the Agreement or hereof, if registration (under the Securities Act of 1933 or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Owners and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Owners (i) unless and until a registration statement under the Securities Act of 1933 (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary at the Company’s own expense opinion(s) of counsel in the United States and any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Owners and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act of 1933 or any other applicable laws.  A liquid market for rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners of American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  In the event that the Depositary determines, after consultation with the Company, that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems reasonably necessary and practicable to pay any such taxes or charges.

There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights.  Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

14.	CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive currency other than Dollars (“Foreign Currency”), by way of dividends or other distributions on Deposited Securities or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted into Dollars and the resulting Dollars transferred to the United States of America on a practicable basis, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may reasonably determine, such Foreign Currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Share or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Agreement and fees and/or other governmental charges incurred in the process of such conversion.

Owners and Beneficial Owners understand that in converting Foreign Currency, amounts received on conversion are calculated at a rate which may exceed the number of decimal places used by the Depositary to report distribution rates (which in any case will not be less than two decimal places).  Any excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible into Dollars transferable to the United States on a practicable basis, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.	RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall, upon prior notification to the Company, fix a record date (as close as practicable to the record date, if any, fixed by the Company in respect of such matter) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other reason.  Subject to the provisions of Sections 4.01 through 4.05 of the Agreement, 4.08 of the Agreement and to the other terms and conditions of thereof, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

16.	VOTING OF DEPOSITED SECURITIES.

Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the owners of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from owners of Deposited Securities, the Depositary shall fix an American Depositary Share record date in respect of such meeting or solicitation of consent or proxy in accordance with Section 4.06 of the Agreement.  Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting), the Depositary shall, as soon as practicable thereafter, at the Company’s expense  and provided no U.S. legal prohibitions exist, distribute to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting or solicitation of consents or proxies received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Association of the Company and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated to the Company.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares in accordance with the instructions set forth in such request.  The Depositary and the Custodian shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.  If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the Owner’s American Depositary Shares on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

Notwithstanding anything contained in the Agreement or any Receipt, the Depositary may, to the extent not prohibited by law, regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, owners of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicize to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

If the Depositary timely receives voting instructions from a Owner which fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Owner’s American Depositary Shares, the Depositary will deem such Owner (unless otherwise specified in the notice distributed to Owners) to have instructed the Depositary to vote in favor of the items set forth in such voting instructions.

Notwithstanding anything else contained in the Agreement or any Receipt, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of owners of Deposited Securities if the taking of such action would violate U.S. laws.  The Company agrees to take commercially reasonable steps to enable Owners and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting, and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Owners or the provisions of this Article 16.

Notwithstanding the above, save for applicable provisions of Netherlands law, and in accordance with the terms of Section 5.03 of the Agreement, the Depositary shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities or the manner in which such vote is cast or the effect of any such vote.

There can be no assurance that Owners or Beneficial Owners generally or any Owner or Beneficial Owner in particular will receive the notice described above with sufficient time to enable the Owner to return voting instructions to the Depositary in a timely manner.

17.	CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall to the extent permitted by law, be treated as new Deposited Securities under the Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional American Depositary Shares are delivered pursuant to the following sentence.  In any such case the Depositary may, with the approval of the Company, subject to the terms of the Agreement and receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding American Depositary Shares to be exchanged for new American Depositary Shares.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, subject to receipt of an opinion of counsel to the Company, furnished at the expense of the Company, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper and distribute the net proceeds (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) to the Owners entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Owners as in the case of a distribution received in cash pursuant to Section 4.01 of the Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Owners in general or to any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

18.	LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, officers, employees, agents or Affiliates shall incur any liability to any Owner or Beneficial Owner, if by reason of any provision of any present or future law or regulation of the United States of America or any other country, or of any governmental or regulatory authority or stock exchange or inter-dealer quotation system, or by reason of any provision, present or future, of the articles of association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, officers, employees, agents or Affiliates incur any liability to any Owner or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Agreement or for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Agreement, made available to Owners or Beneficial Owners.  Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Agreement, or an offering or distribution pursuant to Section 4.04 of the Agreement, or for any other reason such distribution or offering may not be made available to Owners of American Depositary Shares, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary nor any of their respective agents assumes any obligation or shall be subject to any liability under the Agreement to Owners or Beneficial Owners of American Depositary Shares, except that they agree to perform their obligations specifically set forth in the Agreement without gross negligence or willful misconduct.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company nor any of their respective agents shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company nor any of their respective agents shall be liable for any consequential or punitive damages or for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a American Depositary Share, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary, the Custodian, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.  The Depositary shall not be liable for any acts or omissions made by a predecessor depositary in connection with any matter arising wholly prior to the appointment of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.  The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast, provided that any such action or non-action is in good faith or the effect of any such vote.  Neither the Company nor the Depositary nor any of their respective agents shall incur any liability to Owners, Beneficial Owners or third parties for any for any special, consequential, indirect or punitive damages for any breach of the terms of the Agreement or otherwise.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable (provided such determination of practicability is made without bad faith), for the content of any information submitted to it by the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit worthiness of any third party, for allowing any rights to lapse upon the terms of the Agreement, for the failure or timeliness of any notice from the Company, or for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC Participant.  In the Agreement, the Company and the Depositary have agreed to indemnify each other and their respective directors, officers, employees, agents and Affiliates under certain circumstances enumerated therein.      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time.  If a successor depositary is not appointed and does not accept such appointment within 90 calendar days after the date of delivery of the Depositary resignation letter, the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Agreement.

The Depositary may at any time be removed by the Company by written notice of such removal effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Company and the Depositary from time to time.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. The Company shall give notice to the Depositary of the appointment of a successor depositary not more than 90 days after delivery by the Depositary of written notice of resignation or by the Company of removal, each as provided in Section 5.04 of the Agreement.  In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided by the Company in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in Section 6.02 of the Agreement. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than the rights under Sections 5.08 and 5.09 of the Agreement); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall as promptly as practicable execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than the rights under Sections 5.08 and 5.09 of the Agreement), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall as promptly as practicable deliver to such successor a list of the Owners of all outstanding Receipts and such other information relating to the Receipts and the Owners thereof as the successor depositary may reasonably request.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Whenever the Depositary in its discretion determines that it is appropriate to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder.  Promptly after any such changes, the Depositary shall give notice thereof to the Owners, the other Custodians acting hereunder (if any) and the Company.

20.	AMENDMENT.

The form of the Receipts, any provisions of the Agreement and any Receipts outstanding may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 calendar days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares.  Every Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares, to consent and agree to such amendment and to be bound by the Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any American Depositary Share to surrender such American Depositary Share and receive therefor the Deposited Securities represented thereby, except in order to comply with applicable provisions of mandatory law.

Notice of any amendment to the Agreement or any Receipt shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares to be settled solely in electronic book entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to materially prejudice any substantial rights of Owners or Beneficial Owners.

Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Agreement and any Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Agreement and any Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.

21.	TERMINATION OF AGREEMENT.

The Depositary shall, at any time at the direction of the Company, terminate the Agreement by mailing notice of such termination to the Owners of all American Depositary Shares then outstanding at least 30 calendar days prior to the date fixed in such notice for such termination, provided that, the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Agreement and in accordance with any other agreements as otherwise agreed in writing between the Company and the Depositary from time to time, before such termination shall take effect.  The Depositary may likewise terminate the Agreement by mailing notice of such termination to the Company and the Owners of all American Depositary Shares then outstanding at least 30 calendar days prior to the date fixed in such notice for termination.  If at any time 90 calendar days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign or the Company shall have delivered to the Depositary a written notice of removal of the Depositary, and, in either case, a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Agreement before the end of such 90-day period, the Depositary may terminate the Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.  On and after the date of termination, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of American Depositary Shares referred to in Section 2.05 of the Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares.  If any American Depositary Shares shall remain outstanding after the date of termination, the Depositary and the Registrar thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property received in respect of Deposited Securities as provided in the Agreement, shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for American Depositary Shares surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Agreement, and any applicable taxes or governmental charges), and shall take such actions as may be required under applicable law in connection with its role as Depositary under the Agreement.  At any time after the  date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations to Owners and to the Company, under the Agreement, except (i) its obligation to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of American Depositary Shares in accordance with the terms and conditions of the Agreement, and any applicable taxes or governmental charges) to Owners under Section 6.02 of the Agreement, and (ii) its obligation to the Company under Section 5.08 of the Agreement, which obligations shall survive termination of the Agreement and as may be required at law in connection with termination of the Agreement.  Upon the termination of the Agreement, the Company shall be discharged from all obligations under the Agreement except for its obligations to the Depositary under Sections 5.08, 5.09 and 7.06 of the Agreement and any other provision thereof which expressly provides that it shall survive the termination of the Agreement. The obligations under the terms of the Agreement and Receipts of Owners and Beneficial Owners of American Depositary Shares outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable American Depositary Shares are presented by their Owners to the Depositary for cancellation under the terms of the Agreement and the Owners have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

22.	SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES.

In the Agreement, the Company has (i) appointed Corporation Service Company,, in the State of New York, United States of America, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court located in the Borough of Manhattan, The City of New York, United States of America, in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from execution of judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THE AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

23.	DISCLOSURE OF INTERESTS; OWNERSHIP RESTRICTIONS.

The Company and the Depositary may from time to time request Current or former Owners or Beneficial Owners to provide information as to the capacity in which such Owners or Beneficial Owners own or owned American Depositary Shares or own or owned beneficial interests therein and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and such other matters as may be determined by the Company or the Depositary.  Each Owner or Beneficial Owner agrees to provide any such information requested by the Company or the Depositary pursuant to this Article.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Owners and to forward to the Company any such responses to such requests received by the Depositary.

 Owners and Beneficial Owners shall comply with any limitations on ownership of Shares under the constituent documents of the Company or applicable Netherlands law as if they held the number of Shares their American Depositary Shares represent.  The Company shall inform the Owners, Beneficial Owners and the Depositary of any such ownership restrictions in place from time to time.

24.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Agreement:

(a)           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and Beneficial Owners of uncertificated American Depositary Shares as well as to Owners and Beneficial Owners of American Depositary Shares.

            (b)           (i)           The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary, in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Principal Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)           The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Principal Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Principal Office of one or more Receipts evidencing American Depositary Shares.

(c)           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York, United States of America.

(d)           The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS/Profile as provided in Section 2.10(f) of the Agreement).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS/Profile as provided in Section 2.10(f) of the Agreement) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)            (i)           The parties to the Agreement acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)           In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in Section 2.10(a) of the Agreement has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Agreement shall apply to the matters arising from the use of the DRS.  The parties to the Agreement agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Agreement shall not constitute negligence or bad faith on the part of the Depositary.

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Agreement.

I.	Depositary Fees

The Company, the Owners, the Beneficial Owners and the persons depositing Shares or surrendering American Depositary Shares (“ADSs”) for cancellation agree to pay the following fees of the Depositary:

Service		Rate	By Whom Paid
(1)	Issuance of ADSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.	Person depositing Shares or person receiving ADSs.
(2)	Delivery of Deposited Securities against surrender of ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) surrendered.	Person surrendering ADSs for the purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3)	Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $2.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(4)	Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(5)	Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.	Person to whom distribution is made.
(6)	for operation and maintenance costs in administering the ADSs	a fee of up to U.S. $2.00 per 100 American Depositary Shares (or fraction thereof) held	Holders of ADSs as of the record date established by the Depositary

II.	Charges

Owners, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)
such fees as may from time to time be in effect for the registration of transfer of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Agreement; and

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency (including expenses associated with compliance with exchange control regulations);

(e)	such fees and expenses as are incurred by the Depositary in connection with compliance with regulatory requirements applicable to Shares, Deposited Securities, American Depositary Shares and Receipts;

(f)
the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable; and

(g)
any additional fees, charges, costs or expenses that may be incurred from time to time by the Depositary and/or any of the Depositary's agents, including the Custodian, and/or agents of the Depositary's agents in connection with the servicing of Shares, Deposited Securities and/or American Depositary Shares (such fees, charges, costs or expenses to be assessed against Owners of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Owners for such fee or by deducting such fee from one or more cash dividends or other cash distributions).